UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2018

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On September 11, 2018, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release reporting that in the three months ended August 31, 2018 (the “2018 third quarter”) it extended, for three years, an approximately 228,000 square foot full building lease of one of its industrial/warehouse facilities in the Lehigh Valley of Pennsylvania that was scheduled to expire on September 30, 2018. Griffin did not enter into any new leases in the 2018 third quarter.  The only occupancy change in the 2018 third quarter was the expiration of an approximately 7,000 square foot lease. As of August 31, 2018, Griffin’s industrial/warehouse portfolio was 96% leased and was comprised of approximately 1,817,000 square feet in the Hartford, Connecticut area, 1,183,000 square feet in the Lehigh Valley and 277,000 square feet in North Carolina. Griffin’s office/flex portfolio of approximately 433,000 square feet was 72% leased and Griffin’s total real estate portfolio of approximately 3,710,000 square feet was 94% leased as of August 31, 2018.

Early in the fiscal 2018 fourth quarter, Griffin added two newly completed industrial/warehouse buildings to its portfolio, an approximately 234,000 square foot build-to-suit industrial/warehouse building (“220 Tradeport”) in New England Tradeport, Griffin’s industrial park located in Windsor and East Granby, Connecticut, and an approximately 134,000 square foot industrial/warehouse building (“6975 Ambassador”) in the Lehigh Valley that was built on speculation. The full building lease of 220 Tradeport, which commenced on September 5, 2018, has a term of twelve years and six months with several five year renewal options.  The tenant, an investment grade company, intends to use the building for the distribution of auto parts. 6975 Ambassador is not yet leased. The addition of these two buildings increases Griffin’s total portfolio to approximately 4,078,000 square feet, with industrial/warehouse space comprising 89% of the portfolio.

A copy of Griffin’s September 11, 2018 press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s September 11, 2018 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include the statement regarding the tenant’s use of 220 Tradeport. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: September 11, 2018